UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 29, 2004

(Date of earliest event reported)

InterTAN, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-10062	75-2130875
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

279 Bayview Drive
Barrie, Ontario, Canada	L4M 4W5
(Address of principal executive offices)	(Postal Code)

Registrant’s telephone number, including area code:

(705) 728-6242

ITEM 7.	Financial Statements and Exhibits

The following are furnished as Exhibits to this Report.

Exhibit No.        Description of Exhibit

99.1                     Press Release issued January 28, 2004.

99.2                     Financial Statements.

ITEM 9.	Regulation FD Disclosure

and

ITEM 12.	Results of Operations and Financial Condition

On January 28, 2004, InterTAN, Inc. issued a press release announcing the second quarter results of its 2004 fiscal year, an update on its stock repurchase program, guidance in respect of the third and final reporting period of the nine month period ending March 31, 2004 and an update of the status of the inversion transaction. The press release is attached hereto as Exhibit 99.1 and the financial statements, which were included in the press release are attached hereto as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

InterTAN, Inc.

January 29, 2004	By:	/s/ Jeffrey A. Losch
Jeffrey A. Losch
Senior Vice President
Secretary and General Counsel